Exhibit 10.2

                                 PROMISSORY NOTE



Up  to  $750,000.00                                   July  10,  2006
                                                      Southfield,  Michigan


     For value received, the undersigned Aventura Holdings, Inc, a Florida corporation ("Maker") promises to pay to the order of American Dealer Enterprise Group, LLC ("Holder") at 25505 W. 12 Mile Rd., Suite 3000, Southfield, MI 48034-8316 the outstanding principal balance of this Note up to the sum of Seven Hundred and Fifty Thousand and 00/100 Dollars ($750,000.00) ("Face Amount") with interest accruing thereon at the rate of ten percent (10%) per annum.

Unless payable earlier pursuant to the terms hereunder, this Note shall mature, and the entire unpaid principal balance and accrued interest on this Note shall be due and payable on July 10, 2011. The outstanding principal balance payable under this Note shall be the sum of all advances made by the Holder to or at the request of the Maker up to the Face Amount of this Note, less principal payments actually received by the Holder. Interest shall be calculated on the basis of a 365-day year for the actual number of days the principal balance is outstanding. No interest shall accrue under this Note until the date of disbursement of the first advance by the Holder; after that, interest on all advances shall accrue and be computed on the principal balance outstanding from time to time until the same is paid in full. Holder shall make advances not more frequently than quarterly upon reasonable requests submitted in writing by Maker to Holder. Such requests shall provide sufficient detail for Holder to reasonably determine the request is consistent with Maker's approved budget. In no event shall the aggregate advances by the Holder hereunder exceed one hundred and fifty thousand dollars ($150,000.00) during each twelve (12) month period following July 10, 2006. Holder's obligations to make the initial advance and any further advances to Maker under the terms of this Note may be terminated by the Holder by providing thirty (30) days prior written notice to Maker upon Holder's reasonable determination that the proceeds of such advances have been or will not be expended for approved budget items.

If the Maker (a) fails to comply with any of the provisions of this Note; or (b) becomes insolvent or the subject of a voluntary or involuntary proceeding in bankruptcy, reorganization, arrangement or creditor composition proceeding, ceases doing business as a going concern, or is the subject of a dissolution, merger or consolidation, then the Holder, upon the occurrence of any of such events (each an "Event of Default"), may at the Holder's option and without prior notice to the Maker, exercise any one or more of the rights and remedies available to the Holder under applicable law, including, but not limited to, a declaration by the Holder that all indebtedness under this Note is immediately due and payable.

The Holder shall have the right, at the Holder's option, at any time after July 10, 2007 and continuing thereafter until the earlier of: (a) July 10, 2012, or
(b) the date the entire outstanding indebtedness of this Note shall have been paid in full, to convert the outstanding principal balance and accrued interest on this Note, in whole or in part, into fully paid and nonassessable shares of common stock of the Maker (the "Common Stock"). The number of shares of Common Stock into which this Note may be converted shall be determined by dividing the aggregate amount of indebtedness to be converted by a factor of $.0015 per share, provided the resulting number of shares of Common Stock shall be rounded up to the next whole share. No fractional shares shall be issued to the Maker upon any such conversion.

Except to the extent otherwise provided for in this Note, the Maker waives all rights of notice, presentment or demand for payment.

This Note shall be governed by and construed in accordance with the laws of the State of Michigan. This Note shall be binding upon the Maker's successors and permitted assigns.

Maker:

Aventura Holdings, Inc.


By:  /s/  Craig  Waltzer
     -------------------
     Craig  Waltzer
Its:     President